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                                                                   EXHIBIT 99(b)

                        KEYCORP STUDENT LOAN TRUST 2001-A
                              OFFICER'S CERTIFICATE

JPMorgan Chase Bank                               JPMorgan Chase Bank
fka, Bank One, National Association               fka, The Chase Manhattan Bank
One Bank One Plaza, Suite 0126                    4 New York Plaza, 6th Floor
Chicago, IL  60670                                New York, NY 10004
Attn: Corporate Trust Administration              Attn: ABS Administration
Phone: (312) 407-0192                             Phone: (212) 623-5437
Fax:   (312) 407-1708                             Fax:   (212) 623-5933

Key Bank USA, National Association                MBIA Insurance Corporation
800 Superior Ave, 4th Floor                       113 King Street
Cleveland, OH 44114                               Armonk, NY 10504
Attn:  President, KER                             Attn: Data Administration
Phone: (216) 828-4293                             Phone: (914) 765-3772
Fax:   (216) 828-9301                             Fax:   (914) 765-3660

Key Consumer Receivables LLC
c/o Key Bank USA, National Association
800 Superior Ave, 4th Floor
Cleveland, Ohio 44114
Attn: President, KER
Phone: (216) 828-4293
Fax:   (216) 828-9301

Pursuant to Section 3.08 of the Subservicing Agreement between Key Bank USA, National Association as Master Servicer and Pennsylvania Higher Education Assistance Agency, as Subservicer, dated as of September 1, 2001 (the "Agreement"), the undersigned hereby certifies that (i) a review of the activities of PHEAA as Subservicer from January 1, 2003, through December 31, 2003, and of its performance under the Agreement has been made, and (ii) to the best of the undersigned's knowledge, based on the review, PHEAA as Subservicer has fulfilled all its obligations under the Agreement throughout such period.

The undersigned also hereby certifies that the Subservicer has disclosed to the Master Servicer and to the Trust's certified public accountants all significant deficiencies relating to the Subservicer's compliance with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Agreement.

                                           PENNSYLVANIA HIGHER EDUCATION
                                           ASSISTANCE AGENCY, Subservicer

Date:  February 24, 2004                   By:      /S/ RICHARD E. WILLEY
                                               ---------------------------------
                                           Name: Richard E. Willey
                                           Title: President and CEO